Exhibit (g)(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                            FOREIGN CUSTODY AGREEMENT


      AGREEMENT, dated as of December 21, 2005 between The Huntington National Bank, a national banking association having its principal office and place of business at 41 South High Street, Columbus, Ohio 43287 ("Huntington") and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286.

                              W I T N E S S E T H:

      WHEREAS, Huntington serves as the custodian to the portfolios identified on Schedule II hereto (as such schedule may be amended from time to time, the "Portfolios") of The Huntington Funds and Huntington VA Funds, each a Massachusetts business trust (collectively, the "Trusts");

      WHEREAS, Huntington desires that The Bank of New York serve as the sub-custodian (hereinafter, the "Custodian") of the Portfolios' foreign assets on the terms and conditions contained herein, and the Trusts desire the Custodian to serve as the "Primary Custodian" (as that term is defined by Rule 17f-7 under the Investment Company Act of 1940) of the Portfolios;

      WHEREAS, Custodian desires to serve as the sub-custodian of the Portfolios' foreign assets and to perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, Huntington and Custodian hereby agree as follows:

ARTICLE I
                                   DEFINITIONS

      Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. "Authorized Person" shall be any person, whether or not an officer or employee of Huntington, duly authorized to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I or such other Certificate as may be received by Custodian from time to time.

2. "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

3. "Custodian Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

4. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

5. "Business Day" shall mean any day on which Custodian and relevant Depositories are open for business.

6. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of Huntington by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

7. "Composite Currency Unit" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

8. "Depository" shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Trusts from time to time, and (d) the respective successors and nominees of the foregoing.

9. "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in the Rule identified to the Trusts from time to time, and (d) the respective successors and nominees of the foregoing.

10. "Foreign Securities" shall include, without limitation, Securities issued by a government other than the United States government or a corporation or other entity organized under the laws of any country other than the United States and Securities issued by the United States government or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

11. "Instructions" shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

12. "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

13. "Portfolios" shall have the meaning assigned to that term in the Recitals to this Agreement.

14. "Rule" shall mean Rule 17f-7 under the '40 Act, as it may be amended from time to time.

15. "Securities" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

16. "Subcustodian" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Foreign Securities hereunder and identified to the Trusts from time to time, and their respective successors and nominees.

17. "Trusts" shall have the meaning assigned to that term in the Recitals to this Agreement.

      17. "'40 Act" shall mean the Investment Company Act of 1940.

ARTICLE II
                       APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

1. (a) Huntington hereby appoints Custodian as custodian of all Foreign Securities and cash at any time delivered to Custodian during the term of this Agreement with respect to the Portfolios, and authorizes Custodian to hold Foreign Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Portfolio in which Custodian will hold Foreign Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Portfolio from the assets of any other Portfolio. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Portfolio or the Trust on behalf of the Portfolio, as circumstances warrant.

(b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as Huntington and Custodian may agree upon (each a "Special Account"), and Custodian shall reflect therein such assets as Huntington may specify in a Certificate or Instructions.

(c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as Huntington and Custodian shall agree, and Custodian shall transfer to such account such Foreign Securities and money as Huntington may specify in a Certificate or Instructions.

2. Huntington hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by Huntington, that:

(a) It is duly organized and existing under the laws of the United States of America, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Huntington, approved by all necessary corporate action, constitutes a valid and legally binding obligation of Huntington, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) It is conducting its business as related to this Agreement in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as related to this Agreement as now conducted;

(d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Trusts;

(e) If the Custodian is not the Portfolios' foreign custody manager, as defined in Rule 17f-5 under the `40 Act, the board of the Trusts or the Portfolios' foreign custody manager has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the `40 Act and Rule 17f-5 thereunder;

(f) The Trusts or the Portfolios' investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule;

(g) Huntington is (i) fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, (ii) shall, and shall cause each Authorized Person to, safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, (iii) understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, and (iv) agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions which appear to be transmitted by an Authorized Signer need not be further reviewed by Custodian, and may conclusively be presumed by Custodian to have been given by said Authorized Person, and may be acted upon as given;

(h) Huntington's transmission or giving of Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the `40 Act; and

(i) Huntington on behalf of the Trusts has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in
Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

      3. Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each acceptance of a Certificate or each receipt of Oral Instructions or Instructions from Huntington, that;

(a) It is a "U.S. Bank," as defined in Rule 17f-5 under the '40 Act and is duly organized and existing under the laws of the State of New York, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Custodian, approved by all necessary corporate action, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) It is conducting its business as related to this Agreement in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as related to this Agreement as now conducted;

(d) The Portfolios' "Foreign Custody Manager" (as defined in Rule 17f-5 under the '40 Act), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the '40 Act and Rule 17f-5 thereunder;

(e) It will not provide services hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Trusts; and

(f) Custodian's acting upon and reliance on Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the '40 Act.

ARTICLE III
                          CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, Huntington hereby authorizes Custodian to hold any Foreign Securities received by it from time to time for the Portfolios' account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Foreign Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Foreign Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Foreign Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Foreign Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Foreign Securities and cash belonging to each Portfolio, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Foreign Securities in the country or other jurisdiction in which the principal trading market for such Foreign Securities is located, where such Foreign Securities are to be presented for cancellation and/or payment and/or registration, or where such Foreign Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Trusts' Board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the `40 Act and Rule 17f-5 thereunder.

(b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Foreign Securities indirectly through a Subcustodian only if (i) the Foreign Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Foreign Securities on behalf of the Portfolios by such Subcustodian, and (ii) beneficial ownership of the Foreign Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Foreign Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by a Trust, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

(d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Trusts with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Trusts of any material change in such risks. The Trusts acknowledge and agree that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.

2. Custodian shall furnish Huntington with an advice of daily transactions (including a confirmation of each transfer of Foreign Securities) and a monthly summary of all transfers to or from the Accounts.

3. With respect to all Foreign Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise Huntington as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Foreign Securities which may mature and advise Huntington as promptly as practicable of any such amounts due but not paid;

(c) Forward to Huntington copies of all information or documents that it may actually receive from an issuer of Foreign Securities which, in the opinion of Custodian, are intended for the beneficial owner of Foreign Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Foreign Securities issued with respect to any Foreign Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4. (a) Custodian shall notify Huntington of rights or discretionary actions with respect to Foreign Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Huntington.

(b) Whenever Foreign Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on a Trust or provide for discretionary action or alternative courses of action by a Trust, Huntington shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Huntington's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Foreign Securities (or such earlier date or time as Custodian may specify to Huntington). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Foreign Securities.

5. All voting rights with respect to Foreign Securities, however registered, shall be exercised by a Trust or its designee. Custodian will make available to the Trust proxy voting services upon the request of, and for the jurisdictions selected by, Huntington in accordance with terms and conditions to be mutually agreed upon by Custodian and Huntington.

6. Custodian shall promptly advise Huntington upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Foreign Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Foreign Securities in which the Trust has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Foreign Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8. Huntington shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Foreign Securities held on behalf of the Trusts or any transaction related thereto. Huntington shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trusts (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Trusts, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Huntington of the additional amount of cash (in the appropriate currency) required, and Huntington shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Huntington reasonably believes that the Trusts are eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Trusts under any applicable law, Huntington shall instruct Custodian to, or to instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Huntington all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall use reasonable efforts to assist the Trusts with respect to making such application. Huntington hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Huntington, its successors and assigns notwithstanding the termination of this Agreement.

9. (a) For the purpose of settling Foreign Securities and foreign exchange transactions, Huntington shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide Huntington with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as Huntington may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a Custodian Affiliate acting as principal or otherwise through customary banking channels. Huntington may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Huntington. Huntington shall bear all risks of investing in Foreign Securities or holding cash denominated in a foreign currency.

(c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Foreign Securities) reasonably believed by Custodian to be reliable to provide such information. Huntington understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Foreign Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Foreign Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

10. Until such time as Custodian receives a certificate to the contrary from Huntington with respect to a particular Foreign Security, Custodian may not release the identity of the Trusts or Portfolios to any issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.



ARTICLE IV
                    PURCHASE AND SALE OF FOREIGN SECURITIES;
                               CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Foreign Securities by a Portfolio, Huntington shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Foreign Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Foreign Securities on the actual settlement date unless otherwise agreed by Custodian.

2. Huntington understands that when Custodian is instructed to deliver Foreign Securities against payment, delivery of such Foreign Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Foreign Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Foreign Securities. Huntington assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Foreign Securities.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with Huntington, credit the Account with the proceeds from the sale, redemption or other disposition of Foreign Securities or interest, dividends or other distributions payable on Foreign Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

1. If Custodian should in its sole discretion advance funds in respect of any Portfolio which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Portfolio shall be insufficient to pay the total amount payable upon a purchase of Foreign Securities specifically allocated to such Portfolio, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Portfolio for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if Huntington is for any other reason indebted to Custodian with respect to a Portfolio (except a borrowing for investment or for temporary or emergency purposes using Foreign Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to Huntington payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, Huntington hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Portfolio at any time held by Custodian for the benefit of such Portfolio or in which such Portfolio may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. Huntington authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Portfolio's credit on Custodian's books.

2. If Huntington borrows money from any bank for investment or for temporary or emergency purposes using Foreign Securities held by Custodian hereunder as collateral for such borrowings, Huntington shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Portfolio to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Trust on the borrowing date, (f) the Foreign Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Foreign Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the `40 Act and the Portfolio's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Foreign Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. Huntington shall cause all Foreign Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that Huntington fails to specify in a Certificate the Portfolio, the name of the issuer, the title and number of shares or the principal amount of any particular Foreign Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Foreign Securities.

ARTICLE VI
                          SALE AND REDEMPTION OF SHARES

1. Whenever a Trust shall sell any shares issued by the Trust ("Shares"), Huntington shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Foreign Securities to be received by Custodian and specifically allocated to an Account for such Portfolio.

2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Portfolio for which such money was received. 3. Except as provided hereinafter, whenever Huntington desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid to Huntington. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Portfolio.

ARTICLE VII
                              CONCERNING CUSTODIAN

1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against Huntington or the Trusts, except those Losses arising out of Custodian's, or its officer's, employee's or agent's own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder. With respect to any Losses incurred by the Trusts as a result of the acts or any failures to act by any Subcustodian, Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to Huntington and the Trusts shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to Huntington or the Trusts or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; conclusively presuming that all disbursements of cash directed by Huntington, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Foreign Securities or market conditions which prevent the transfer of property or execution of Foreign Securities transactions or affect the value of property;
(iv) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (v) for the insolvency of any Subcustodian, any Depository, any Foreign Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder; or (vi) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Foreign Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Trusts, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b) Custodian may enter into subcontracts, agreements and understandings with any Custodian Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c) Huntington agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any good faith action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Huntington or the Trusts; provided however, that Huntington shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct. This indemnity shall be a continuing obligation of Huntington, its successors and assigns, notwithstanding the termination of this Agreement.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) Any Losses incurred by the Trusts or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Foreign Securities, or Foreign Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b) The validity of the issue of any Foreign Securities purchased, sold, or written by or for the Trusts, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(d) The legality of any loan of portfolio Foreign Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Foreign Securities is adequate security for the Portfolio against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of Huntington. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Foreign Securities of the Portfolio are lent makes payment to it of any dividends or interest which are payable to or for the account of the Portfolio during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify Huntington in the event that such dividends or interest are not paid and received when due;

(e) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Portfolio; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Portfolio of any variation margin payment or similar payment which the Portfolio may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Portfolio is entitled to receive, or to notify the Trust of Custodian's receipt or non-receipt of any such payment; or

(f) Whether any Foreign Securities at any time delivered to, or held by it or by any Subcustodian, for the account of a Trust and specifically allocated to a Portfolio are such as properly may be held by the Trust or such Portfolio under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Portfolio, whether or not involving Custodian, are such transactions as may properly be engaged in by the Portfolio.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4. Custodian shall be under no obligation to take action to collect any amount payable on Foreign Securities in default, or if payment is refused after a second due demand and presentment. However, the Custodian shall notify Huntington when a Foreign Security is in default or if there has been a refusal of payment after Custodian's second due demand and presentment.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. Huntington shall cause the Trusts to pay to Custodian the fees and charges as set forth on Schedule III hereto, as it may be amended by consent of the parties from time to time, and such other fees and charges at Custodian's standard rates for such services as may be applicable. Huntington shall reimburse Custodian for all costs associated with the conversion of a Portfolio's Foreign Securities hereunder and the transfer of Foreign Securities and records kept in connection with this Agreement. Huntington shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for a Portfolio for any amount payable by Huntington for services provided to such Portfolio of the Trust.

8. Huntington agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Huntington agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If Huntington elects to transmit Instructions through an on-line communications system offered by Custodian, Huntington's use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Huntington understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and Huntington shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If Huntington elects (with Custodian's prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, Huntington agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. The books and records pertaining to the Trusts which are in possession of Custodian shall be the property of the Trusts. Such books and records shall be prepared and maintained as required by the `40 Act and the rules thereunder. Huntington, the Trusts, or their respective authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of Huntington, copies of any such books and records shall be provided by Custodian to Huntington or the Trusts or an authorized representative. Upon the reasonable request of Huntington, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide Huntington with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as Huntington may reasonably request from time to time.

11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE VIII
                         EFFECTIVE DATE AND TERMINATION

1. The terms of this Agreement shall govern the relationship between the parties from July 31, 2002 until this Agreement is terminated, as if this Agreement were entered into on July 31, 2002.

2. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon written notice by Huntington deliver directly to Huntington or to a successor subcustodian all Foreign Securities and money then owned by the Portfolios and held by Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

3. Upon the delivery by Custodian of all Foreign Securities (other than Foreign Securities which cannot be delivered to the Trusts) and money then owned by the Trusts, the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Foreign Securities which cannot be delivered to Huntington or a successor subcustodian to hold such Foreign Securities hereunder in accordance with this Agreement.


ARTICLE IX
                                  MISCELLANEOUS

1. The Custodian shall take all reasonable action, as the Trusts on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trusts' independent accountants with respect to the Custodian's activities hereunder in connection with the preparation of each Trust's Form N-1A, Form N-Q, Form N-CSR and Form N-SAR or other shareholder reports to the Securities and Exchange Commission.

2. The Custodian shall provide the Trusts, on behalf of each of the Portfolios at such times as the Trusts may reasonably require, with a copy of the SAS-70 prepared by its independent public accountants and a certification by the Custodian's Chief Compliance Officer regarding the operation of its accounting system and its internal accounting control and procedures for safeguarding Foreign Securities as each relates to the services provided by the Custodian under this Agreement; such certification shall be of sufficient scope and sufficient detail, as may reasonably be required by the Trusts to provide reasonable assurance that any material inadequacies would be disclosed by such certification, and, if there are no such inadequacies, the certification shall so state.

3. Huntington agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

4. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To Huntington:    The Huntington National Bank
                  7 Easton Oval
                  Columbus, OH  43219
                  Attention:        Rick  Shea -  Senior  Vice  President, Trust
Operations
                  Telephone:
                  Telecopy:

To a Trust:       [Trust Name]
                  c/o The Huntington National Bank
                  41 South High Street
                  Columbus, OH  43287
                  Attention:  B. Randolph Bateman, President
                  Telephone:  (614) 480-4290
                  Telecopy:   (614) 480-3612

With a copy to:   Victor R. Siclari, Secretary of the Trusts
                  c/o Reed Smith LLP
                  Federated Investors Tower
                  1001 Liberty Avenue, 12th Floor
                  Pittsburgh, PA  15222-3779
                  Telephone:  (412) 288-1432
                  Telecopy:   (412) 288-3063


To the Custodian: The Bank of New York
                  100 Church Street, 10th Floor
                  New York, NY  10286
                  Attention:  Stephen Brunt
                  Telephone:  212-635-4944
                  Telecopy:  212-635-7424

Such notice, instruction or other instrument shall be deemed to have been sufficiently given to a party if received by that party at its address or telecopy number as set forth above, or at such other address or telecopy number as such party may designate from time to time to the other parties in writing.

5. Each and every right granted to the parties hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the parties to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties, except that any amendment to the
Schedule I hereto need be signed only by Huntington and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

7. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Huntington and Custodian hereby consent to the jurisdiction of a state or federal court situated in the Borough of Manhattan, The City of New York in connection with any dispute arising hereunder. Huntington hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Huntington and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

8. Huntington hereby acknowledges that Custodian is subject to federal laws, including the Fund Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Huntington and the Trusts. Accordingly, prior to opening an Account hereunder Custodian will ask Huntington to provide certain information including, but not limited to, each of Huntington's and the Trusts' name, physical address, tax identification number and other information that will help Custodian to identify and verify Huntington's and the Trusts' identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Huntington agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies each of Huntington's and the Trusts' identity in accordance with its CIP.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, Huntington and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                    THE HUNTINGTON NATIONAL BANK



                                    By:  /s/ Richard P. Shea
                                       ---------------------------------

                                    Title:  Senior Vice President

                                    Tax Identification No:




                                    THE BANK OF NEW YORK




                                    By:  /s/ Joseph Santangelo

                                    Title:  Vice President



ACKNOWLEDGED AND AGREED:

THE HUNTINGTON FUNDS


By:  /s/ Lisa Collins

Title:  Assistant Treasurer/Vice President



HUNTINGTON VA FUNDS


By:  /s/ Lisa Collins

Title:  Assistant Treasurer/Vice President

                                   SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS
                  (Huntington - Oral and Written Instructions)


      The undersigned hereby certifies that he/she is the duly elected and acting ________________________ of The Huntington National Bank ("Huntington"), and further certifies that the following officers or employees of Huntington have been duly authorized to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Foreign Custody Agreement between Huntington and Custodian dated December 21, 2005, and that the signatures appearing opposite their names are true and correct:


Richard P. Shea           Senior Vice President    /s/ Richard P. Shea
--------------------      ---------------------    -------------------
Name                      Title                    Signature

Mary L. Rinaldi           Section Manager          /s/ Mary L. Rinaldi
--------------------      -------------------      -------------------
Name                      Title                    Signature

Tammy Mowery              Section Manager          /s/ Tammy Mowery
--------------------      -------------------      ----------------
Name                      Title                    Signature

Traci Barton              Section Manager          /s/ Traci Barton
--------------------      -------------------      ----------------
Name                      Title                    Signature


Name                      Title                    Signature


Name                      Title                    Signature


Name                      Title                    Signature




      This certificate supersedes any certificate of Authorized Persons you may currently have on file.


[seal]                                 By: /s/ Alexandria Caravetta Title: VP
                                       Inst. Trust Custody

Date:  December 21, 2005

                                   SCHEDULE II

                                   PORTFOLIOS



Huntington Situs Small Cap Fund, a portfolio of The Huntington Funds

Huntington VA Situs Small Cap Fund, a portfolio of the Huntington VA Funds

                                  Schedule III

                              THE BANK OF NEW YORK
                         GLOBAL SECURITIES FEE SCHEDULE

                                       For

                            Huntington National Bank

                                 ADMINISTRATION/      TRANSACTION FEE
                                 SAFEKEEPING FEE        (US DOLLARS)
COUNTRY                          (IN BASIS POINTS)
--------------------------------------------------------------------------------

Argentina.............................20.0......................65
Australia..............................5.0......................60
Austria................................5.0......................85
Bangladesh............................50.0.....................175
Belgium (Eq. & CPN Bds)................6.0......................70
Belgium (Reg'd Bonds)..................5.0......................70
Botswana..............................40.0......................70
Brazil................................35.0......................50
Canada.................................3.0......................25
Chile.................................30.0......................70
China.................................30.0......................60
Colombia..............................50.0.....................165
Czech Republic........................30.0......................65
Denmark................................5.0.....................105
Euro C/D's.............................3.0......................25
Eurobonds..............................3.0......................25
Finland...............................15.0......................70
France.................................5.0......................70
Germany................................3.0......................40
Ghana.................................40.0......................70
Greece................................30.0.....................150
Hong Kong.............................10.0......................90
Hungary...............................70.0.....................200
India.................................50.0.....................150
Indonesia.............................12.0.....................150
Ireland................................5.0......................55
Israel................................75.0......................55
Italy..................................5.0......................70
Japan (Bonds)..........................5.0......................20
Japan (Equities).......................5.0......................20
Jordan................................50.0.....................145
Kenya.................................40.0......................70
Korea.................................15.0......................25
Luxembourg.............................8.0......................85
Malaysia..............................15.0.....................150
Mexico................................15.0......................30
Morocco...............................50.0.....................115
Namibia...............................45.0......................70
Netherlands............................6.0......................20
                                 ADMINISTRATION/      TRANSACTION FEE
                                 SAFEKEEPING FEE        (US DOLLARS)
COUNTRY                          (IN BASIS POINTS)
--------------------------------------------------------------------------------

New Zealand............................5.0......................85
Nigeria...............................40.0......................70
Norway.................................5.0......................85
Pakistan..............................50.0.....................165
Peru..................................75.0.....................195
Philippines...........................15.0.....................150
Poland................................60.0.....................150
Portugal..............................35.0.....................150
Singapore.............................10.0.....................100
South Africa...........................5.0......................50
Spain..................................6.0......................60
Sri Lanka.............................25.0......................70
Sweden.................................5.0......................65
Swaziland.............................45.0......................70
Switzerland............................5.0.....................100
Taiwan................................20.0.....................150
Thailand...............................6.0......................50
Turkey................................30.0.....................105
United Kingdom.........................5.0......................40
United Kingdom (Gilts).................5.0......................55
Uruguay (Equities)....................50.0......................90
Uruguay (Bonds).......................50.0......................90
Venezuela.............................50.0.....................175
Zambia................................45.0......................70
Zimbabwe..............................45.0......................70

 * Fee is expressed in basis point per annum and it calculated based upon month end market value.

Foreign Exchanges:

   The above fees are quoted with the expectation that foreign exchange transactions will be executed through The Bank of New York.

   There is a USD 25 charge for each third party foreign exchange transaction.

Minimum Charges Imposed by Agent Banks/Local Administrators Brazil - 15 basis points for annual administrative charges Chile - USD 17,500 - 20,000 per annum minimum administration charge. Colombia - USD 600 per month minimum administration charge. Peru - USD 500 per month administration charge.

Out-of-pocket Charges:
   Charges incurred by The Bank of New York for local stamp duties or other local duties and assessments, stock exchange fee, postage and insurance for shipping, extraordinary telecommunication fees or other unusual expense where are unique to a country in which our client is investment will be passed along to the client.

                                   APPENDIX I

                    ELECTRONIC SERVICES TERMS AND CONDITIONS

      1. License; Use. (a) This Appendix I shall govern Huntington's use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York and its affiliates ("Custodian") may provide to Huntington, such as The Bank of New York Inform (TM) and The Bank of New York CA$H-Register Plus(R), and any computer software, proprietary data and documentation provided by Custodian to Huntington in connection therewith (collectively, the "Electronic Services"). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Huntington's use of the Electronic Services, the terms of this Appendix I shall control.

      (b) Custodian grants to Huntington a personal, nontransferable and nonexclusive license to use the Electronic Services to which Huntington subscribes solely for the purpose of transmitting instructions and information ("Written Instructions"), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with Custodian in connection with Huntington's relationship with Custodian. Huntington shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to with respect to the Electronic Services. Huntington acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. Huntington further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. Huntington shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Huntington attempt to decompile, reverse engineer or modify the Electronic Services. Huntington may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without Custodian's prior written consent. Huntington may not remove any statutory copyright notice or other notice included in the Electronic Services. Huntington shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon Custodian's request.

      (c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties ("Third Party Data"), such as pricing data and indicative data, and services supplied by third parties ("Third Party Services") such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that Custodian believes to be reliable but are provided without any independent investigation by Custodian. Custodian and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Huntington's internal use, and may not be reused, disseminated or redistributed in any form. Huntington shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. CUSTODIAN AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. Custodian's suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and
Section 5 below.

      (d) Huntington understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. Custodian make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to Huntington and Huntington accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute Custodian's endorsement, authorisation or sponsorship of such site or any products and services available from such site.

      2. Equipment. Huntington shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

      3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Huntington (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. However, for the avoidance of doubt, reports generated by Huntington containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term "Information." Huntington shall keep the Information confidential by using the same care and discretion that Huntington uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, Huntington shall return to Custodian any and all copies of the Information which are in its possession or under its control (except that Huntington may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

      4. Modifications. Custodian reserves the right to modify the Electronic Services from time to time. Huntington agrees not to modify or attempt to modify the Electronic Services without Custodian's prior written consent. Huntington acknowledges that any modifications to the Electronic Services, whether by Huntington or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

      5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. HUNTINGTON ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED "AS IS." TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF CUSTODIAN OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

      6. Security; Reliance; Unauthorized Use; Funds Transfers. Custodian will establish security procedures to be followed in connection with the use of the Electronic Services, and Huntington agrees to comply with the security procedures. Huntington understands and agrees that the security procedures are intended to determine whether instructions received by Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Huntington will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of Huntington's use of the Electronic Services, Huntington shall return to Custodian any security devices (e.g., token cards) provided by Custodian. Custodian is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. Huntington acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law Custodian shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Huntington arising from or in connection with the use of the Electronic Services or Custodian's reasonable reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Custodian, its affiliates, and any other bank participating in Huntington's transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

      7. Acknowledgments. Custodian shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such Written Instruction and Huntington may not claim that such Written Instruction was received by Custodian. Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Custodian in sufficient time for Custodian to act upon, or in accordance with such instructions or communications.

      8. Viruses. Huntington agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

      9. Encryption. Huntington acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. Huntington agrees that Custodian may deactivate any encryption features at any time, without notice or liability to Huntington, for the purpose of maintaining, repairing or troubleshooting its systems.

      10. On-Line Inquiry and Modification of Records. In connection with Huntington's use of the Electronic Services, Custodian may, at Huntington's request, permit Huntington to enter data directly into a Custodian database for the purpose of modifying certain information maintained by Custodian's systems, including, but not limited to, change of address information. To the extent that Huntington is granted such access, Huntington agrees to indemnify and hold Custodian harmless from all loss, liability, cost, damage and expense (including attorney's fees and expenses) to which Custodian may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to Custodian database records initiated by Huntington.

      11. Agents. Huntington may, on advance written notice to the Custodian, permit its agents and contractors ("Agents") to access and use the Electronic Services on Huntington's behalf, except that the Custodian reserves the right to prohibit Huntington's use of any particular Agent for any reason. Huntington shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and Huntington shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Huntington. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by Huntington that the Agent continues to be duly authorized by Huntington to so act on its behalf and the Custodian may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Huntington, and Huntington shall be bound thereby whether or not authorized. Huntington may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Huntington's behalf. Upon cessation of any such Agent's services, Huntington shall promptly terminate such Agent's access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by Custodian and return them to Custodian.


      Dated:  December 21, 2005           THE BANK OF NEW YORK
            -------------------


                                    By:  /s/ Joseph Santangelo

                                    Title:  Vice President